AGREEMENT

THIS AGREEMENT dated for reference the 14 day of July, 1999.

BETWEEN:

           EVE LOWRY dba NUTRIVISUALS, a businesswoman, with an address of P.O. Box 1367, 5620 Old French Town Road,
           Shingle Springs, California, 95682

           ("Lowry")

AND:

           GLOBALNETCARE, INC., a corporation incorporated under the laws of the State of Florida with an office at Suite 950, 2000 McGill College, Montreal, Quebec, H3A 3H3

           ("GlobalNetCare")

WITNESSES THAT WHEREAS:

A. GlobalNetCare is in the business of operating a healthcare website (GlobalNetCare.com) on the electronic internet and World-Wide Web (the "Internet") to provide users with, among other things, individualized information, advice and support with respect to various health issues;

B. Lowry owns the exclusive rights to certain photographic slide programs containing pictures, script, graphs, recipes, worksheets, references and other information regarding food, nutrition and general health (the "Slide Programs") which Lowry uses as part of a teaching program on nutrition and general health; and

C. Lowry has agreed to sell and GlobalNetCare has agreed to purchase the exclusive rights to use and display the Slide Programs on the Internet on the terms and conditions provided in this Agreement;


THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree as follows:


1. Subject to the terms and conditions of this Agreement, Lowry hereby grants to GlobalNetCare the exclusive world-wide royalty-free licence (the "License") to use and display on the Internet the Slide Programs, as listed in Schedule "A" hereto and incorporated herein by reference.

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2.         In  connection  with  the  License, Lowry hereby agrees to provide to
GlobalNetCare prior to the Closing, one original copy and two duplicate copies of the Slide Programs. "Closing" shall occur within fifteen (15) days of the execution of this Agreement by each party delivering the Slide Program and the Shares, as applicable, to the address set out below.

3. Lowry warrants and represents to GlobalNetCare that the Slide Programs, except for those slides listed in Schedule "B" hereto and incorporated herein by reference, are original works prepared solely by Lowry and do not infringe the copyright or other intellectual property rights of any other party.

4. GlobalNetCare agrees that Lowry will retain the world-wide right to enter into agreements to sell the Slide Programs, in slide, video and/or CD-ROM format, to third parties provided that such agreements specifically exclude any and all rights to use and/or display the Slide Programs and slide transfer images used in corresponding videos on the Internet.

5. Notwithstanding the License, GlobalNetCare agrees that Lowry will retain the right to display a limited portion of the Slide Programs, as mutually agreed upon in writing by the parties in advance, on Lowry's website (www.NutriVisuals.com) on the Internet exclusively for the purpose of advertising and promoting the sale of the Slide Programs. For the purposes of this paragraph 5, Lowry shall provide written notice to GlobalNetCare requesting consent to display any Slide Programs or any new slides or slide programs on Lowry's website and GlobalNetCare shall respond to such notice within three (3) days of receipt of such notice.

6. Lowry grants to GlobalNetCare a right of first refusal (the "Right of First Refusal") to purchase the exclusive world-wide right to use and display on the Internet any additional or new slide images containing pictures, script, graphs, recipes, worksheets, references and/or other information regarding food, nutrition and general health (the "New Slides"). GlobalNetCare agrees to pay to Lowry a purchase price to be negotiated; provided that such purchase price does not exceed US$500.00 per New Slide for the first two years from the date of this Agreement.

7. In connection with the Right of First Refusal, Lowry agrees to provide written notification (the "Notice") to GlobalNetCare of each New Slide within ten (10) days of the production or acquisition of each New Slide. GlobalNetCare shall provide to Lowry, within ten (10) days of receipt of the Notice, written notification of GlobalNetCare's decision to exercise the Right of First Refusal in connection with each New Slide.

8. All payments payable by GlobalNetCare to Lowry in connection with the Right of First Refusal shall be payable in cash or, at the election of GlobalNetCare and subject to the approval if necessary of the regulatory authorities, in whole or in part in common shares in the capital of GlobalNetCare, issued at the 10 day average closing price (for the 10 days prior to GlobalNetCare's election) of GlobalNetCare's common shares on any stock exchange or quotation system upon which GlobalNetCare's common shares are listed for trading.

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9.         In  consideration of the License, GlobalNetCare shall issue to Lowry, as fully paid and non-assessable, thirty five thousand seven hundred and fifty (35,750) common shares in the capital of GlobalNetCare (the "Shares") at a deemed price of US$2.80 per Share. The share certificates representing the Shares will be delivered by GlobalNetCare to Lowry at the Closing. Lowry agrees to execute any and all subscriptions and other documents considered necessary by counsel for GlobalNetCare.

10. Lowry shall hold harmless and indemnify GlobalNetCare, its successors and assigns, from and against any and all liabilities, costs, damages, expenses and lawyers' fees resulting from or attributable to the Slide Programs and the New Slides.

11. This Agreement shall be effective immediately and shall, subject to earlier termination as provided herein, continue for an indefinite term.

12. The License shall continue for a term of 30 years; provided that the License shall terminate and all the rights to use and display on the Internet the Slide Programs shall revert back to Lowry if:

     (a) GlobalNetCare becomes insolvent or makes a general assignment for the benefit of creditors or if a petition in bankruptcy is filed against GlobalNetCare or if GlobalNetCare is adjudged bankrupt or insolvent;

     (b) a receiver or other custodian of GlobalNetCare is appointed by any instrument or by a court of competent jurisdiction or if any proceeding for a compromise with creditors is instituted by or against GlobalNetCare or if the assets of GlobalNetCare are sold or levied by any order of any court, administrative body, tribunal or similar authority; or

     (c) upon any other proceedings in bankruptcy, receivership, dissolution or liquidation being instituted against GlobalNetCare and continuing for thirty (30) days without being dismissed or upon GlobalNetCare otherwise ceasing to exist.

13. Each party shall at any time, and from time to time hereafter, take any and all steps and execute, acknowledge and deliver to the other party any and all further deeds, instruments and assurances that the other party may reasonably require for the purpose of giving full force and effect to the provisions of this Agreement.

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14.         This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

15. This Agreement all matters arising thereunder shall be construed under and governed by the laws of the Province of Quebec and the laws of Canada applicable therein.

16. If any provision contained herein is determined to be void or unenforceable in whole or in part, it is to that extent deemed omitted. The remaining provisions shall not be affected in any way.

17. This Agreement shall not be amended or otherwise modified except by a written notice of even date herewith or subsequent hereto signed by both parties.

18. All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or forty-eight (48) hours after being placed in the mail, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Doctor or GlobalNetCare as follows:

            Lowry:

                  EVE LOWRY
                  P.O. Box 1367, 5620 Old French Town Road
                  Shingle Springs, California, 95682
                  Fax Number:  (530)-677-2347

            GlobalNetCare:

                  GLOBALNETCARE, INC.
                  Suite 950, 2000 McGill College
                  Montreal, Quebec, H3A 3H3
                  Fax:  (514)-288-6309
                  Attention:  The President

or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt.

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19.         Time  is  of  the  essence.

20. The provisions herein contained constitute the entire agreement between the parties and supersede all previous understandings, communications, representations and agreements, whether written or verbal, between the parties with respect to the subject matter of this Agreement.

21. This Agreement may be executed in several counter-parts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

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22.         Delivery  of  an  executed  copy  of  this  Agreement  by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the day and year first above written.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


SIGNED, SEALED AND DELIVERED by      )
EVE LOWRY in the presence of:        )
                                     )
                                     )
-----------------------------------  )
Name                                 )
                                     )          /S/ Eve Lowry
-----------------------------------  )          --------------------------
Address                              )           EVE LOWRY
                                     )
-----------------------------------  )
                                     )
-----------------------------------  )
Occupation                           )

GLOBALNETCARE, INC.

Per: "Signed"
    ------------------------------
    Authorized Signatory


                                 SCHEDULE "A"

                                 LIST OF SLIDES


1.        Nutrition and Your Heart
          (160 slides, keyed script and recipes)

2.        Lean Life Food Slides
          (80 slides, script and recipes)

3.        Pros, Carbs and Fats
          (60 slides, scrip, recipes and worksheet)

4.        New Exchanges
          (100 slides, script, recipes and worksheet)

5.        Phytochemicals
          (100 slides, scrip, recipes and references)

6.        Carbohydrate Counting
          (48 slides, keyed script and worksheet)


                                 SCHEDULE "B"

                             LIST OF EXCLUDED SLIDES


1.    #4     "Tomatoes On Vine"

2.    #20    "Tofu Cheesecake"

3.    #21    "Tofu Salad"

4.    #26    "Soy Milkshakes"

5.    #27    "Stir-Fry with Tofu"

6.    #30    "Tomatoes in Bushel Basket"

7.    #35    "Cioppino"

8.    #47    "Almond Onion Soup"

9.    #A-7   "Blocked Artery"

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